UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 8.01 OTHER EVENTS

Shareholders Update.

On January 17, 2018, the Company received a first tranche of funding amounting to $400,000 from Xantis Private Equity pursuant to a legally binding funding agreement, executed on January 11, 2018, for a minimum of £2,000,000 (approximately US$2.7 million). The proceeds of each tranche will be used for reduction of indebtedness, inorganic growth via acquisitions of various advisory firms with funds under management and general working capital purposes.

On January 17, 2018, the Company also repaid Mammoth Corporation the first of six equal monthly payments amounting to $54,168 pursuant to a rider agreement executed on December 7, 2017, whereby Mammoth Corporation agreed to suspend all further conversion of their two remaining loan notes into equity of the Company on the basis that the Company complied with the agreed payment plan.

On January 23, 2018, the Company received a first tranche of funding amounting to $100,000 from William Marshal Plc. pursuant to a legally binding funding agreement, executed on January 11, 2018, for up to £2,000,000 (approximately US$2.7 million). The proceeds of each tranche will be used for reduction of indebtedness, inorganic growth via acquisitions of various advisory firms with funds under management and general working capital purposes.

Each tranche of both the Xantis Private Equity and the William Marshal Plc. loans will be evidenced by a Convertible Note, bearing interest at 6% per annum. Interest on the Convertible Notes is payable semi-annually. The first semi-annual interest payment shall be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes will mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date shall be mandatorily converted into shares of our Common Stock. The conversion price under the Convertible Notes shall be equal to the greater of US$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2018

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer